Exhibit 5.1

June 5, 2026

Hydro-Québec

75 René -Lévesque Blvd. West

6th Floor

Montréal, QC H2Z 1A4

Re:

Issue and sale of up to US$3,000,000,000 of debt securities and warrants (collectively, the “Debt Securities”) pursuant to Registration Statement No. 333-295135 of Hydro-Québec filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2026 (the “Registration Statement”) and as amended by Amendment No. 1 to the Registration Statement filed with the SEC on June 5,, 2026 (the “Amendment No. 1”)

We have acted as counsel to Hydro-Québec and Québec in connection with the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1, pursuant to which Hydro-Québec proposes to issue and sell, from time to time, up to US$3,000,000,000 of Debt Securities, irrevocably and unconditionally guaranteed by Québec as to the payment of the principal amount and interest thereon (the “Guarantee”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

a)

a copy of the Registration Statement, as amended by the Amendment No. 1 (such Registration Statement and Amendment No. 1 and all materials incorporated therein by reference being hereinafter called the “Registration Statement”);

b)

a copy of the prospectus dated June 5, 2026 forming part of the Registration Statement and all materials incorporated by reference therein (such prospectus, and material being hereinafter called the “Prospectus”);

c)	a form of the Terms Agreement which incorporates all of the provisions of the Hydro-Québec’s underwriting agreement standard provisions, as included as Exhibit 1.1 to the Registration Statement;

d)	a form of the Fiscal Agency Agreement, as included as Exhibit 4.1 to the Registration Statement;

e)	a form of the global note certificate included as Schedule 1 to the Fiscal Agency Agreement, as included as Exhibit 4.1 to the Registration Statement;

f)

a copy of by-law No. 783 passed by Hydro-Québec on November 14, 2025 (the “By-Law”) to authorize, inter alia, the issuance and sale of the Debt Securities and the Guarantee, as certified by an authorized representative of Hydro-Québec as of the date hereof;

g)

a copy of resolution HA-176-2/2025 adopted by Hydro-Québec on November 14, 2025 (the “Resolution”) to authorize certain officers and representatives of Hydro-Québec to sign financing documents, including any such documents related to the issuance and sale of debt securities, as certified by an authorized representative of Hydro-Québec as of the date hereof;

h)

a copy of Order in Council 1541-2025 passed by the Gouvernement du Québec on December 17, 2025 (the “Order in Council”) to authorize, inter alia, the issue and sale of the Debt Securities and the Guarantee, as certified by an authorized representative of the Ministère des Finances of Québec as of the date hereof;

i)

a copy of ministerial order No. FIN-3 of the Minister of Finance of Québec, dated July 7, 2003 (the “Ministerial Order”) authorizing, inter alia, certain persons to conclude and sign on behalf of Québec borrowing transactions and certain means to sign any debt security and any documents related to a borrowing transaction, as certified by an authorized representative of the Ministère des Finances of Québec as of the date hereof;

j)	a certificate dated June 5, 2026 of the Assistant Secretary of Hydro-Québec as to the authorized officials (signatories) of Hydro-Québec under the Resolution, their titles and specimen signatures;

k)

a certificate of the Director of the General Secretariat of the Ministère des Finances of Québec dated June 5, 2026 as to the authorized officials (signatories) of Québec under the Ministerial Order, their titles and specimen signatures;

l)	the Hydro-Québec Act, the Financial Administration Act (Québec), the Civil Code of Québec and the Code of Civil Procedure of Québec;

m)	the Taxation Act (Québec) and Income Tax Act (Canada) and the regulations adopted thereunder; and

n)	such other documents and legislation as we have considered necessary or appropriate to examine for the purpose of this opinion.

Based on the foregoing and subject to the assumptions and qualifications below, we are of the following opinion:

(i)

the issuance and sale of the Debt Securities and the Guarantee have been duly authorized by Hydro-Québec. The Debt Securities, when duly prepared, completed, executed, authenticated and delivered in accordance with the By-Law, the Resolution, the Order in Council, the Ministerial Order and the laws of Québec in effect, will constitute valid, binding, unsecured, direct and unconditional obligations of Hydro-Québec. The Debt Securities and the Guarantee have been duly authorized by Québec. The Guarantee, when endorsed on specific debt securities of Hydro-Québec pursuant to the Registration Statement and executed in accordance with the Order in Council and the Ministerial Order, will constitute valid, binding, direct, irrevocable and unconditional obligations of Québec. Such debt securities and guarantees endorsed thereon will be enforceable against Hydro-Québec and Québec in accordance with their terms, subject to the qualifications set forth in paragraph (ii) herein, and subject furthermore to the provisions of Book Ten, Title Four of the Civil Code of Québec whereby, in recognizing and enforcing a decision rendered by a court outside Québec for a sum of money expressed in foreign currency, a Québec court will convert that sum of money in Canadian currency at the rate of exchange prevailing on the day such decision becomes enforceable at the place where it was rendered and whereby, in the cases listed below, a decision rendered by a court outside Québec would not be recognized and, where applicable, declared enforceable by a Québec court:

1.	the court rendering the decision had no jurisdiction under the provisions of the Civil Code of Québec;

2.

the decision is not final or enforceable at the place where it was rendered, is in contravention of fundamental principles of procedure, or is manifestly inconsistent with public order as understood in international relations;

3.	a decision on the same matter either (i) is pending before or has been rendered by a Québec court or (ii) has been rendered by a foreign tribunal and is recognizable in Québec;

4.	the decision enforces obligations resulting from taxation laws of a foreign country which does not itself recognize and enforce obligations resulting from the taxation laws of Québec; or

5.	the decision is rendered by default and the act of procedure initiating the proceedings was not duly served on the defaulting party;

(ii)

Neither Hydro-Québec nor Québec enjoys, under the laws of Québec and the laws of Canada applicable therein, a right of immunity from suit, on the ground of sovereignty or otherwise, in respect of their obligations under the Debt Securities or, as the case may be, the Guarantee, subject to the following qualifications:

1.

with respect to the obligations of Québec, the provisions of the Code of Civil Procedure of Québec which bar extraordinary recourses (quo warranto, mandamus and evocation) and provisional remedies (injunction, seizure of assets before judgment and judicial sequestration) against the Gouvernement du Québec and the general immunity of the State from compensation, set-off, acquisitive prescription, attachment and execution on a judgment; and

2.	with respect to Hydro-Québec, the provisions of the Hydro-Québec Act which bar extraordinary recourses (quo warranto, mandamus and evocations) and injunctions against Hydro-Québec.

The foregoing opinions are subject to the following assumptions and qualifications:

a)

we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us as certified, photocopied, electronic or facsimile copies;

b)	we have assumed that all facts set forth in the certificates supplied by Hydro-Québec and Québec are complete, true and accurate;

c)

we have assumed that, insofar as any obligation fails to be performed in any jurisdiction outside Québec, its performance would not be illegal or ineffective by virtue of the laws of that jurisdiction;

d)	the foregoing opinions are based upon legislation in effect as of the date hereof and are limited to the laws of Québec and the laws of Canada applicable therein;

e)

the foregoing opinions are subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, to general equitable principles, including certain equitable principles contained in the Civil Code of Québec, and to the fact that certain recourses, such as specific performance or injunction proceedings, are ordered in the discretion of a court of competent jurisdiction;

f)

the Civil Code of Québec provides that notwithstanding the designation in a contract of the laws of Québec as being the governing laws, if the laws of Québec invalidate the designation, the courts apply the laws of the country with which the act is most closely connected (within the meaning of the Civil Code of Québec), in view of its nature and the attendant circumstances; and

g)	under the provisions of the Currency Act (Canada), the courts are precluded from rendering any monetary judgment in any currency other than the lawful currency of Canada.

We expressly disclaim any undertaking or obligations to modify the opinioin letter to reflect changes in facts or developments in the law which may occur after the date hereof.

We hereby consent to the filing of this opinion with the SEC as part of the Registration Statement dated June 5, 2026 and to the reference to Miller Thomson LLP under the captions “Description of Securities – Canadian Taxes on Debt Securities” and “Validity of the Securities” in the Prospectus dated June 5, 2026 and in any prospectus supplement relating thereto. By giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours very truly,

/s/ Miller Thomson LLP